SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 22, 2006

FRANKLIN BANK CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-505I8	11-3626383

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9800 Richmond Avenue, Suite 680	Houston, Texas 77042

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (713) 339-8900

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01 Other Events

On August 22, 2006,  Franklin Bank S.S.B.(“Franklin Bank”) a subsidiary of  Franklin Bank Corp.,(“Franklin”), announced the signing of a purchase and assumption agreement with Equity Bank for two banking offices located in Mount Vernon and Winnsboro, Texas.  In aggregate, the transaction encompasses approximately $40.7 million of community banking deposits and $4.9 million of commercial and consumer loans.  This transaction will expand Franklin Bank’s network in East Texas.  Under the terms of the purchase and assumption agreement, Franklin Bank is paying Equity Bank an 8.5% deposit premium.  Franklin Bank expects to complete the transaction, which is subject to regulatory approvals, in the fourth quarter of 2006.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(d) Exhibits.

Exhibit 99.1	Press Release of Franklin Bank Corp. dated August 22, 2006

S I G N A T U R E

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN BANK CORP.

Dated:	August 22, 2006	By:	/s/ Russell McCann

Russell McCann
Chief Financial Officer